UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023

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RECRUITER.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue

New York, New York 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	RCRT	NASDAQ Capital Market
Common Stock Purchase Warrants	RCRTW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 6, 2023, Recruiter.com Group, Inc. (the “Company”) received written notice (the “Default Notice”) from Cavalry Fund I LP (“Cavalry”) that the Company was in default under that certain (i) Original Issue Discount Promissory Note dated as of August 17, 2022 (the “August 17 Note”) issued by the Company to Cavalry, and that certain (ii) Original Issue Discount Promissory Note dated as of August 30, 2022 (the “August 30 Note”, and together with the August 17 Note, as amended from time to time, the “Notes”) issued by the Company to Cavalry. The August 17 Note was issued pursuant to a Securities Purchase Agreement, dated as of August 17, 2022, by and between the Company and each lender party thereto (the “August 17 SPA”), and the August 30 Note was issued pursuant to a Securities Purchase Agreement, dated as of August 30, 2022, by and between the Company and each lender party thereto (the “August 30 SPA”). The August 17 SPA, the August 30 SPA and the Notes are collectively referred to herein as the “Transaction Documents.”

According to the Default Notice, the Company failed to (i) notify Cavalry of a “Subsequent Financing,” in which Cavalry had a right to participate pursuant to the Transaction Documents, and (ii) pay certain amounts to Cavalry, or issue shares of common stock in lieu thereof, as consideration for the extension of the maturity date of the Notes (collectively, the “Identified Defaults”).

Per the Default Notice, Cavalry has declared the full amounts due under the Notes, which is the Mandatory Default Amount, as set forth in the Notes, stated by Calvary in its Default Notice as $1,434,920.37, as of the date of the Default Notice, to be due and payable to Cavalry, with interest accruing at the default interest rate of fifteen percent (15%) as set forth in the Notes.

As a result of the Identified Defaults, the Company would be in default under the following agreements for indebtedness: (i) Original Issue Discount Promissory Note, dated as of August 17, 2022, issued pursuant to the August 17 SPA by the Company to Porter Partners, L.P., (ii) Original Issue Discount Promissory Note, dated as of August 30, 2022, issued pursuant to the August 30 SPA by the Company to L1 Capital Global Opportunities Master Fund, (iii) Original Issue Discount Promissory Note, dated as of August 30, 2022, issued pursuant to the August 30 SPA by the Company to Firstfire Global Opportunities Fund LLC, and (iv) Original Issue Discount Promissory Note, dated as of August 30, 2022, issued pursuant to the August 30 SPA by the Company to Puritan Partner, LLC (collectively, the “Other August 2022 Notes”). An event of default under the Other August 2022 Notes would cause the default interest rate of 15% to apply as set forth in the Other August 2022 Notes and the holders of the Other August 2022 Notes would be permitted to elect to accelerate payment of amounts due, at the Mandatory Default Amount, as defined in the Other August 2022 Notes, under each of the holder’s respective Other August 2022 Note.

In addition, as a result of the Identified Defaults, the Company would also be in default under that certain Loan and Security Agreement, dated as of October 19, 2022 (the “Montage Agreement”), between the Company, Recruiter.com, Inc., Recruiter.com Recruiting Solutions, LLC, Recruiter.com Consulting, LLC, VocaWorks, Inc., Recruiter.com Scouted, Inc., Recruiter.com Upsider, Inc., Recruiter.com - OneWire, Inc., and Montage Capital II, L.P. (“Montage”). An event of default under the Montage Agreement would cause the default interest rate of 17.75% to apply as set forth in the Montage Agreement and Montage would be permitted to elect to accelerate payment of amounts due under the Montage Agreement and exercise all of its rights as a secured party under the Montage Agreement with respect to Collateral (as such term is defined in the Montage Agreement).

In addition, as a result of the Identified Defaults, the Company would also be in default under that certain Promissory Note, dated as of August 27, 2021 (the “Novo Note”), issued by the Company to Novo Group, Inc. (“Novo”). An event of default under the Novo Note would cause the default interest rate of 12% to apply as set forth in the Novo Note and Novo would be permitted to elect to accelerate payment of amounts due under the Novo Note.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2023

Recruiter.com Group, Inc.

By:	/s/ Miles Jennings
Miles Jennings
Chief Executive Officer

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